UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

Culp, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1823 Eastchester Drive
High Point, North Carolina		27265
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 889-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.05 per share	CULP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2023, Culp, Inc., as borrower (the “Company”), and Read Window Products, LLC, a wholly owned domestic subsidiary of the Company, as guarantor (the “Guarantor”), entered into a Second Amended and Restated Credit Agreement (the “ABL Credit Agreement”), by and among the Company, the Guarantor and Wells Fargo Bank, National Association, as lender (the “Lender”), to establish an asset-based revolving credit facility (the “ABL Facility”), the proceeds of which may be used to pay fees and expenses related to the ABL Facility and to provide funding for ongoing working capital and general corporate purposes. The ABL Credit Agreement amends, restates and supersedes, and serves as a replacement for, the Amended and Restated Credit Agreement, dated as of June 24, 2022, as amended, by and between the Company and the Lender (the “Existing Agreement”). There currently are no outstanding borrowings under the Existing Agreement, although a $275,000 letter of credit is outstanding under the letter of credit sub-facility provided in the Existing Agreement.

The ABL Facility may be used for revolving credit loans and letters of credit from time to time up to a maximum principal amount of $35.0 million, subject to the limitations described below. Like the Existing Agreement, the ABL Facility contains a sub-facility that allows the Company to issue letters of credit in an aggregate amount not to exceed $1 million. The amount available under the ABL Facility is limited by a borrowing base consisting of certain eligible accounts receivable and inventory, reduced by specified reserves, as follows:

•
85% of eligible accounts receivable, plus
•
the least of:
o
the sum of:
▪
lesser of (i) 65% of eligible inventory valued at cost based on a first-in first-out basis (net of intercompany profits) and (ii) 85% of the net-orderly-liquidation value percentage of eligible inventory, plus
▪
the least of (i) 65% of eligible in-transit inventory valued at cost based on a first-in first-out basis (net of intercompany profits), (ii) 85% of the net-orderly-liquidation value percentage of eligible in-transit inventory, and (iii) $5.0 million, plus
▪
the lesser of (i) 65% of eligible raw material inventory valued at cost based on a first-in first-out basis (net of intercompany profits) and (ii) 85% of the net-orderly-liquidation value percentage of eligible raw material inventory

In each case, the net-orderly-liquidation value is calculated based on the lower of (i) a first-in first-out basis and (ii) market value, and is (A) net of intercompany profits, (B) net of write-ups and write-downs in value with respect to currency exchange rates and (C) consistent with most recent appraisals received and acceptable to Lender.

o
$22.5 million; and
o
An amount equal to 200% of eligible accounts receivable,

minus

•
applicable reserves.

The ABL Facility permits both base rate borrowings and borrowings based upon daily simple SOFR (the secured overnight financing rate administered by the Federal Reserve Bank of New York (or its successor)). Borrowings under the ABL Facility bear interest at an annual rate equal to daily simple SOFR plus 150 basis points (if the average monthly excess availability under the ABL Facility is greater than 50%) or 175 basis point (if the average monthly excess availability under the ABL Facility is less than or equal to 50%) or 50 basis points above base rate (if the average monthly excess availability under the ABL Facility is greater than 50%) or 75 basis points above base rate (if the average monthly excess availability under the ABL Facility is less than or equal to 50%), as applicable, with a fee on unutilized commitments at an annual rate of 37.5 basis points and an annual servicing fee of $12,000.

The ABL Facility matures on January 19, 2026. The ABL Facility may be prepaid from time to time, in whole or in part, without prepayment or premium. In addition, customary mandatory prepayments of the loans under the ABL Facility are required upon the occurrence of certain events including, without limitation, outstanding borrowing exposures exceeding the borrowing base and certain dispositions of assets outside of the ordinary course of business. Accrued interest is payable monthly in arrears.

The Borrower’s obligations under the ABL Facility (and certain related obligations) are (a) guaranteed by the Guarantor and each of the Company’ future domestic subsidiaries is required to guarantee the ABL Facility on a senior secured basis (such guarantors and the Company, the “Loan Parties”) and (b) secured by all assets of the Loan Parties, subject to certain exceptions. The liens and other security interests granted by the Loan Parties on the collateral for the benefit of the Lender under the ABL Facility are, subject to certain permitted liens, first-priority.

Cash Dominion. Under the terms of the ABL Facility, if (i) an event of default has occurred or (ii) excess borrowing availability under the ABL Facility (based on the lesser of $35.0 million and the borrowing base) (the “Excess Availability”) falls below $7.0 million at such time, the Loan Parties will become subject to cash dominion, which will require prepayment of loans under the ABL Facility with the cash deposited in certain deposit accounts of the Loan Parties, including a concentration account, and will restrict the Loan Parties’ ability to transfer cash from their concentration account. Such cash dominion period (a “Dominion Period”) shall end when Excess Availability shall be equal to or greater than $7.0 million for a period of 60 consecutive days and no event of default is continuing.

Financial Covenants. The ABL Facility contains a springing covenant requiring that the Company’s fixed charge coverage ratio be no less than 1.10 to 1.00 during any period that (i) an event of default has occurred or (ii) Excess Availability under the ABL Facility falls below $5.25 million at such time. Such compliance period shall end when Excess Availability shall be equal to or greater than $5.25 million for a period of 60 consecutive days and no event of default is continuing.

Affirmative and Restrictive Covenants. The ABL Credit Agreement governing the ABL Facility contains customary representations and warranties, affirmative and negative covenants (subject, in each case, to exceptions and qualifications) and events of defaults, including covenants that limit the Company’s ability to, among other things:

•
incur additional indebtedness;
•
make investments;
•
pay dividends and make other restricted payments;
•
sell certain assets;
•
create liens;
•
consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets; and
•
enter into transactions with affiliates.

The description of the ABL Credit Agreement and the ABL Facility set forth herein is qualified in its entirety by reference to the ABL Credit Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement, dated as of January 19, 2023, by and among the Company, Inc., as Borrower, Read Window Products, LLC, as Guarantor, and Wells Fargo Bank, National Association, as Lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.

Date:	January 23, 2023	By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling Chief Financial Officer